UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Geng Road, Suite 250, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Employment Agreement

On February 3, 2011, GigOptix, Inc. (the “Company”) entered into a new Employment Agreement with Dr. Avi Katz, the Company’s current President and Chief Executive Officer. The Employment Agreement calls for Dr. Katz to continue to serve as Chief Executive Officer, extending his current term which would have expired on December 10, 2011, to December 31, 2014. Dr. Katz will receive a base salary of $390,000 per year commencing in calendar year 2011, which is an increase from Dr. Katz’s current base salary of $360,000 per year, which may be increased by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”). Notwithstanding the setting of the base salary at $390,000, Dr. Katz will not commence receiving such amount until restoration of compensation as previously discussed in the Current Report on Form 8-K filed by the Company on November 2, 2010, and until such time, Dr. Katz will be paid at the rate of $360,000 per year. Additionally, Dr. Katz is eligible to receive an annual performance bonus under the Company’s executive incentive plan, with target bonus and performance metrics to be determined by the Board or the Compensation Committee. In addition to the annual performance bonus, the Board or the Compensation Committee (if requested by the Board) will consider awarding special transaction bonuses for Dr. Katz in the event that the Company merges with or acquires other companies or the Company is sold. Dr. Katz is also entitled to participate in the Company’s equity incentive plan, as that plan is administered by the Board.

Commencing with the entry into this Employment Agreement, Dr. Katz shall not be eligible to earn, and shall not earn, paid vacation or any other paid time off. Rather, Dr. Katz shall determine for himself, consistent with his responsibilities, how much time can reasonably be spent away from the office for purposes such as personal vacation, relaxation, or personal or family needs, and at his discretion, he shall be entitled to take leave from work as he deems appropriate and as is consistent, in the judgment of the Board, with his ability to perform the necessary and appropriate tasks required by his job.

If Dr. Katz’s employment with the Company is terminated without “cause” or he resigns for “good reason” (as those terms are defined in the Employment Agreement), Dr. Katz would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of his annual base salary then in effect and a lump sum payment equal to eighteen months of his annual base salary following the initial six month period. Additionally, 75% of Dr. Katz’s unvested options will vest. In the event that such termination occurs within six months following a Change of Control, then Dr. Katz will be entitled to a pro-rated annual bonus plus lump sum severance amount equal to three years worth of his annual base salary plus average annual bonuses. Additionally, 100% of Dr. Katz’s unvested options will vest.

To be entitled to receive the severance amounts referred to in the paragraph above, Dr. Katz must agree to a six month covenant not to compete and twelve month restriction on solicitation of customers and employees of the Company.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.1.

Director Stock Option Awards

On February 3, 2011, the Board approved a recommendation by the Compensation Committee to award 60,000 non-qualified stock options to purchase shares of the Company’s common stock to each of the directors of the Company (other than Dr. Katz) pursuant to the Company’s 2008 Equity Incentive Plan, with each of the chairs of the committees of the Board to each receive an additional 10,000 stock options for a total of 70,000 non-qualified stock options. As such, Kimberly D.C. Trapp and Frank Schneider received a total of 60,000 non-qualified stock options each, and Neil Miotto and C. James Judson received a total of 70,000 non-qualified stock options each, as chairs of the Compensation Committee and Audit Committee, respectively, of the Board.

Each of the options issued to the directors of the Company under the 2008 Equity Incentive Plan are non-qualified stock options and have the following vesting schedule: 25% of the total number of shares of each stock option shall vest and become exercisable on February 3, 2012 and on each monthly anniversary thereafter (for 36 months) beginning with March 3, 2012, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable.

All of the stock options issued to the directors of the Company have an exercise price of $2.50 per share, which is the price per share at which the Company’s common stock closed on February 3, 2011.

Employee Stock Option Awards

On February 3, 2011, the Board approved a recommendation by the Compensation Committee to award stock options to officers and employees. The awards included grants of incentive stock options (to the extent so qualified by law and otherwise, non-qualified stock options), to the following executives in the following amounts and with the vesting schedule stated below:

•	Dr. Avi Katz received a grant of 405,364 stock options;

•	Andrea Betti-Berutto received a grant of 141,287 stock options;

•	Julie Tipton received a grant of 91,721 stock; and

•	Jeffrey Parsons received a grant of 34,045 stock options.

Each of the stock options issued to the executive officers of the Company have the following vesting schedule: 25% of the total number of shares of each stock option shall vest and become exercisable on February 3, 2012 and on each monthly anniversary thereafter (for 36 months) beginning with March 3, 2012, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable.

All of the stock options have an exercise price of $2.50 per share, which is the price per share at which the Company’s common stock closed on February 3, 2011.

Retention Bonus Pool

As announced in the Current Report on form 8-K filed by the Company on February 7, 2011, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Endwave Corporation (“Endwave”) pursuant to which a wholly-owned subsidiary of the Company will, subject to the satisfaction or waiver of the conditions therein, merge with and into Endwave, the result of which the separate corporate existence of the wholly-owned subsidiary shall cease and Endwave will be the successor or surviving corporation of the merger (the “Merger”) and a wholly-owned subsidiary of the Company. On February 3, 2011, the Board approved the establishment of a $500,000 retention bonus pool to be payable to employees of the Company who are still so employed 15 days after the closing of the Merger. The Board has delegated to the Compensation Committee to approve the amounts that each officer and employee of the Company is eligible to receive as part of such retention bonus pool, and such determination, including who will be an eligible participant in such retention bonus pool, has not yet been made, although it is anticipated that the named executive officers will be eligible participants. Upon a determination that a named executive officer will be an eligible participant in the retention bonus pool, the Company will file an amendment to this Current Report.

Item 8.01.	Other Events.

As announced in the Current Report on form 8-K filed by the Company on February 7, 2011, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Endwave Corporation (“Endwave”) pursuant to which a wholly-owned subsidiary of the Company will, subject to the satisfaction or waiver of the conditions therein, merge with and into Endwave, the result of which the separate corporate existence of the wholly-owned subsidiary shall cease and Endwave will be the successor or surviving corporation of the merger (the “Merger”) and a wholly-owned subsidiary of the Company. On February 3, 2011, the Board approved the establishment of a $500,000 retention bonus pool to be payable to employees of the Company who are still so employed 15 days after the closing of the Merger. The Board has delegated to the Compensation Committee to approve the amounts that each officer and employee of the Company is eligible to receive as part of such retention bonus pool, and such determination, including who will be an eligible participant in such retention bonus pool, has not yet been made, although it is anticipated that the named executive officers will be eligible participants. Upon a determination that a named executive officer will be an eligible participant in the retention bonus pool, the Company will file an amendment to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between the Company and Dr. Katz, dated as of February 3, 2011.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Merger, GigOptix intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement of Endwave and a prospectus of GigOptix, and other relevant materials in connection with the proposed Merger, and each of GigOptix and Endwave intend to file with the SEC other documents regarding the proposed Merger. The definitive proxy statement/prospectus will be mailed to the stockholders of Endwave. INVESTORS AND STOCKHOLDERS OF GIGOPTIX AND ENDWAVE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GIGOPTIX, ENDWAVE AND THE PROPOSED MERGER.

The proxy statement/prospectus (when available) and any other related documents filed by GigOptix and Endwave with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the proxy statement/prospectus (when it is available) and other documents filed by GigOptix or Endwave with the SEC relating to the proposed transaction may also be obtained for free by accessing GigOptix’s website at www.gigoptix.com by clicking on the link for “Investor”, then clicking on the link for “SEC Filings”, or by accessing Endwave’s website at www.endwave.com and clicking on the “Company” link and then clicking on the link for “SEC Filings” underneath the heading “Investor Relations.”

Endwave and its respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Endwave in connection with the proposed Merger. Information regarding Endwave’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 24, 2010, and the proxy statement for Endwave’s 2010 annual meeting of stockholders, filed with the SEC on June 11, 2010. Information regarding GigOptix’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010, and the proxy statement for GigOptix’s 2010 annual meeting of stockholders, filed with the SEC on October 5, 2010. Certain directors and executive officers of GigOptix and/or Endwave may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the Merger. If and to the extent that any of the GigOptix or Endwave participants will receive any additional benefits in connection with the Merger, the details of those benefits will be described in the proxy statement/prospectus relating to the Merger. Investors and stockholders may obtain additional information regarding the direct and indirect interests of GigOptix, Endwave and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus regarding the Merger when it becomes available.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Dr. Avi Katz
Chief Executive Officer

Date: February 7, 2011

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Dr. Katz, dated as of February 3, 2011.